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                                                                     Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, California Trust 169, Maryland Trust 108, New York Trust 174 and North Carolina Trust 11

  We consent to the use of our report dated July 15, 1999, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                             KPMG LLP

New York, New York
July 15, 1999